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                                                                       EXHIBIT 5

                       [Letterhead of Hughes & Luce, L.L.P.]

                                August 10, 2001

                                                                    214.939.5500

Suiza Foods Corporation

2515 McKinney Avenue

Suite 1200

Dallas, Texas 75201

Ladies and Gentlemen:


    We have acted as counsel to Suiza Foods Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 18,509,450 shares of the Company's common stock, par value $0.01 per share (the "Shares"), as described in the joint proxy statement/prospectus of the Company on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on July 11, 2001 (SEC File
No. 333-64936), as amended by Amendment No. 1 to Form S-4 filed with the Securities and Exchange Commission on August 10, 2001. Upon registration, the Company proposes to issue the Shares to the stockholders of Dean Foods Company, a Delaware corporation ("Dean"), in connection with the Company's acquisition of Dean as contemplated by that certain Agreement and Plan of Merger among the Company, Dean and Blackhawk Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, dated April 4, 2001 (the "Merger Agreement").


    In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

    Based on the foregoing, we are of the opinion that the Shares, when issued to the Dean stockholders as described in the Registration Statement and pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

    This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of the Shares under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                          Very truly yours,
                                          /s/ Hughes & Luce, L.L.P.